UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

At its regularly scheduled Board of Directors meeting on February 5, 2015, Richard P. Beck, Chairman of the Board, notified Advanced Energy Industries, Inc. (the “Company”) of his decision to retire, effective as of the 2015 annual meeting of shareholders scheduled for May 7, 2015. The size of the Board will be reduced to seven members effective upon Mr. Beck’s retirement. In order to provide for an orderly transition, Mr. Beck requested that the Board consider electing a new Chairman of the Board, and after due deliberation and discussion, the Board elected Mr. Terry Hudgens as the new Chairman effective immediately following the February 5, 2015 Board meeting. Mr. Beck will continue to serve as a Director and as chair of the Board’s Nominating & Governance Committee until the end of his term. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02(e)

Background

As part of the Company’s focus on aligning company and management performance with the interests of the Company’s shareholders and also encouraging retention, the Compensation Committee of the Board approved, and the Board ratified, on February 5, 2015 the establishment of performance metrics under the Company’s short term incentive plan (“STI Plan”) and establishment of a 2015 long term incentive plan (“LTI Plan”), as well as equity grants associated with the LTI Plan. Executive officers and other members of management will participate in these plans at different award levels. The LTI Plan succeeds the Company’s 2012-2014 long term incentive plan, which has expired. The STI Plan was approved by the Company’s shareholders in 2014.

STI Plan

The STI Plan provides the Company’s executive officers (CEO and executive vice presidents) and other members of management (senior vice presidents and vice presidents), who are selected to participate, with an opportunity to earn an annual cash bonus that is funded from a corporate “performance-based” bonus pool. Specifically, the corporate bonus pool for 2015 will be funded to the extent the Company achieves certain threshold, target or stretch levels of revenue, non-GAAP operating income from continuing operations excluding restructuring charges (“non-GAAP OI”) and cash flow. Each of these performance metrics carries a different weight in funding the corporate bonus pool with revenue at 50%, non-GAAP OI at 30% and cash flow at 20% (generally referred to herein as “corporate achievement”). The corporate achievement scale funds the bonus pool 50% at threshold, 100% at target, and 200% at stretch, however the non-GAAP OI threshold must be met to trigger pool funding for the revenue and non-GAAP OI portions. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated based on actual results in each category to determine the final achievement percentage to fund the pool.

Executive officers have an annual bonus opportunity expressed as a percent of their base salary. Mr. Yuval Wasserman, the president and chief executive officer, has a target bonus opportunity of 100% of base pay, or $600,000 at target. Of that bonus opportunity, $400,000 at target is based on corporate achievement of the performance metrics as discussed above, $100,000 at target is based on achieving performance metrics related to organic market expansion and $100,000 at target is based on a subjective review of inorganic activities determined at the discretion of the Compensation Committee. Mr. Wasserman’s aggregate annual bonus opportunity can range from $0 to $1.2 million (i.e., 200% achievement).

Mr. Thomas McGimpsey, the executive vice president and general counsel, has a target bonus opportunity of 60% of base pay, or $189,600 at target, which is based on corporate achievement of the performance metrics discussed above. Mr. McGimpsey’s aggregate annual bonus opportunity can range from $0 to $379,200 (i.e., 200% achievement). The successor to Mr. Danny Herron, executive vice president and chief financial officer, once identified and engaged, is expected to have a target bonus opportunity of 60% of base pay, with an aggregate annual bonus opportunity ranging from $0 to 200% of base pay, pro rata based upon the portion of the year in which he or she is employed by the Company. The positions of vice president and senior vice president have target bonus opportunities ranging from 40% to 50% of base pay based on individual achievement. Bonus payouts are limited to the extent the bonus pool is funded by corporate achievement of performance metrics.

As mentioned above, at the highest level of achievement, participants may be eligible to receive up to a maximum of 200% of his or her target bonus amount, subject to and limited by the funding of the corporate bonus pool (as discussed above). Mr. Herron will not be participating in the STI Plan. All bonus awards under the STI Plan will be subject to other terms and conditions set forth in the STI Plan.

LTI Plan

The LTI Plan is an equity-based plan under the Company 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). For 2015, participants in the LTI Plan will receive awards in the following forms: 50% time-based stock options, 25% time-based restricted stock units and 25% performance stock units. The grants of time-based stock options and restricted stock units will vest ratably over a three (3) year period with 1/3rd vesting on each anniversary date of the grant date. The performance stock units will vest between 50% at threshold, 100% at target and 200% at stretch based on the achievement of the return on net assets as calculated under the LTI Plan for the 2015 fiscal year, which (a) excludes restructuring charges from net income and (b) excludes cash from net assets. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated.

On February 5, 2015, Mr. Wasserman, the president and chief executive officer, was granted equity (options, restricted stock units and performance stock units) under the LTI Plan at an approximate grant date value of $1.6 million, and Mr. McGimpsey, the executive vice president and general counsel, was granted equity under the LTI Plan an approximate grant date value of $400,000. Equity grants to Mr. Herron’s successor under the LTI Plan are expected to have an approximate grant date value of $500,000 pro-rated based on his or her start date. Mr. Herron will not be participating in the LTI Plan. The approximate grant date value of options is based on an estimated Black-Scholes model valuation and the restricted stock units and performance stock units are based on a full share value as of the grant date. All awards under the LTI plan will be subject to other terms and conditions set forth in the LTI Plan document and award agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press release dated February 10, 2015 by Advanced Energy Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: February 10, 2015	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 10, 2015 by Advanced Energy Industries, Inc.